UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

HUDSON VALLEY HOLDING CORP.

(Exact name of registrant as specified in its charter)

New York	001-34453	13-3148745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Scarsdale Road Yonkers, New York (Address of principal executive offices)	10707 (Zip Code)

(Registrant’s telephone number, including area code): (914) 961-6100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Hudson Valley Holding Corp. (“Hudson Valley” or the “Company”) was held on April 30, 2015. The special meeting was held in order to vote upon the following proposals set forth in Hudson Valley’s definitive proxy statement (the “Proxy Statement”), dated March 31, 2015, filed with the U.S. Securities and Exchange Commission (the “SEC”):

Proposal 1: to adopt the Agreement and Plan of Merger, dated as of November 4, 2014 (the “Merger Agreement”), by and between Hudson Valley and Sterling Bancorp (“Sterling”), pursuant to which Hudson Valley will merge with and into Sterling (the “Merger”), as more fully described in the Proxy Statement (the “Merger Proposal”);

Proposal 2: to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Hudson Valley may receive in connection with the Merger pursuant to existing agreements or arrangements with Hudson Valley (the “Merger-Related Compensation Proposal”); and

Proposal 3: to adjourn the Hudson Valley special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

At the special meeting, the Merger Proposal was approved by the affirmative vote of at least two-thirds of the outstanding shares of Hudson Valley common stock entitled to vote at the special meeting and the Merger-Related Compensation Proposal was approved by the affirmative vote of a majority of the votes cast at the special meeting. Sufficient votes were also received to approve the Adjournment Proposal, but an adjournment was not necessary in light of the approval of the Merger Proposal. Completion of the Merger remains subject to the satisfaction of the remaining customary closing conditions contained in the Merger Agreement. Assuming such conditions are satisfied, Hudson Valley currently expects to complete the Merger in the second calendar quarter of 2015.

As of March 3, 2015, the record date for the Hudson Valley special meeting, there were 20,072,296 shares of Hudson Valley common stock issued and outstanding and eligible to be voted at the special meeting. At the Hudson Valley special meeting, there were 15,992,819 shares represented in person or by proxy, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Hudson Valley special meeting and the final voting results for each proposal were as follows:

Proposal 1: the Merger Proposal.

For	Against	Abstain	Broker Non-Votes
15,744,204	148,176	100,439	—

Proposal 2: the Merger-Related Compensation Proposal.

For	Against	Abstain	Broker Non-Votes
14,780,309	1,098,013	114,497	—

Proposal 3: the Adjournment Proposal.

For	Against	Abstain	Broker Non-Votes
15,164,733	708,269	119,817	—

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this filing are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Hudson Valley’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Hudson Valley and Sterling, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Hudson Valley’s and Sterling’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the Merger on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the Hudson Valley and Sterling businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Sterling’s stock price before closing, including as a result of the financial performance of Hudson Valley prior to closing; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board or the OCC and legislative and regulatory actions and reforms.

For any forward-looking statements made in this filing, Hudson Valley claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this filing. Hudson Valley does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward- looking statements are made. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this filing and attributable to Hudson Valley, Sterling or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.

By:	/s/ Michael J. Indiveri
Name:	Michael J. Indiveri
Title:	Executive Vice President and Chief Financial Officer

Date: April 30, 2015